Use these links to rapidly review the document

TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on February 23, 2018

Registration Nos.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SIMON PROPERTY GROUP, INC. AND
SIMON PROPERTY GROUP, L.P.
(Exact name of registrants as specified in its charter)

Simon Property Group, Inc.—Delaware Simon Property Group, L.P.—Delaware (State or other jurisdiction of incorporation or organization)	Simon Property Group, Inc.—04-6268599 Simon Property Group, L.P.—34-1755769 (I.R.S. Employer Identification No.)

225 West Washington Street, Indianapolis, IN 46204; (317) 636-1600
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Steven E. Fivel
Simon Property Group
225 West Washington Street
Indianapolis, Indiana 46204
(317) 636-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward F. Petrosky
J. Gerard Cummins
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5300

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of the Registration Statement.

            If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ (Simon Property Group, Inc.)	Accelerated filer ☐	Non-accelerated ☒ (Simon Property Group, L.P.) (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if either registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.0001 per share	(2)	(3)

Preferred Stock, par value $0.0001 per share	(2)	(3)

Warrants to purchase Common Stock or Preferred Stock	(2)	(3)

Depositary Shares	(2)	(3)

Debt Securities of Simon Property Group, L.P.(4)	(2)	(3)

Total	(2)	(3)

(1)
This registration statement registers an indeterminate amount of securities of each identified class. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the applicable registrant in connection with the offering of the securities hereunder.

(2)
Not applicable pursuant to Rule 457(r) and General Instruction II.E. to Form S-3.

(3)
The applicable registrant will pay registration fees pursuant to Rule 456(b) in connection with offerings of securities hereunder, and will update this table by post-effective amendment or prospectus filed pursuant to Rule 424(b) to indicate the aggregate offering price of the securities offered and the amount of the registration fees paid.

(4)
The debt securities will be non-convertible debt securities issued by Simon Property Group, L.P., a majority-owned operating partnership subsidiary of Simon Property Group, Inc., which qualifies as a "well-known seasoned issuer."

EXPLANATORY NOTE

        This registration statement relates to a "shelf" registration statement for the issuance from time to time of equity securities of Simon Property Group, Inc. and non-convertible debt securities of its majority-owned operating partnership subsidiary, Simon Property Group, L.P. A separate form of base prospectus is included for the equity securities to be offered by Simon Property Group, Inc. and the debt securities to be offered by Simon Property Group, L.P.

PROSPECTUS

SIMON PROPERTY GROUP, INC.

Common Stock
Preferred Stock
Warrants
Depositary Shares

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        This prospectus may also be used to offer shares of common stock to be issued to limited partners of Simon Property Group, L.P. in exchange for units of partnership interests or to cover the resale of securities by one or more selling security holders.

        We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material related to the securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "SPG."

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you make a decision to invest. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

WHO WE ARE

        Simon Property Group, Inc. owns, develops and manages premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of Simon® malls, Premium Outlets®, and The Mills®. We have elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We own our properties and conduct our business activities through our majority-owned operating partnership subsidiary, Simon Property Group, L.P., or the Operating Partnership.

        As of December 31, 2017, we owned or held an interest in 207 income-producing properties in the United States, which consisted of 107 malls, 68 Premium Outlets, 14 Mills, four lifestyle centers, and 14 other retail properties in 37 states and Puerto Rico. In addition, we have redevelopment and expansion projects, including the addition of anchors, big box tenants, and restaurants, underway at 25 properties in the United States, Canada and Asia. We have one outlet under development in the United States. Internationally, as of December 31, 2017, we had ownership interests in nine Premium Outlets in Japan, four Premium Outlets in South Korea, two Premium Outlets in Canada, two Premium Outlets in Malaysia and one Premium Outlet in Mexico. We also own an interest in eight Designer Outlet properties in Europe, of which six properties are consolidated, and one Designer Outlet property in Canada. Of the eight properties in Europe, two are located in Italy, two are located in the Netherlands and one each is located in Austria, France, Germany and the United Kingdom. We also have three international outlet properties under development. As of December 31, 2017, we also owned a 21.0% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 16 countries in Europe.

        Our predecessor was organized as a Massachusetts business trust in 1971 and reorganized as a Delaware corporation on March 10, 1998. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not incorporated by reference into this prospectus.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        In this prospectus, unless the context otherwise requires, "we," "us" and "our" refer to Simon Property Group, Inc. and its subsidiaries. "Simon Property" refers specifically to Simon Property Group, Inc. only and the "Operating Partnership" refers specifically to our majority-owned subsidiary, Simon Property Group, L.P.

 USE OF PROCEEDS

        We expect to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general corporate purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

        If a prospectus supplement includes an offering of securities by selling security holders, we will not receive any proceeds from such sales.

 DESCRIPTION OF SECURITIES BEING OFFERED

Authorized Stock

        We have the authority to issue 850,000,000 shares of capital stock, par value $0.0001 per share, consisting of the following:

  •
  511,990,000 shares of common stock,

  •
  10,000 shares of Class B common stock,

  •
  100,000,000 shares of preferred stock, and

  •
  238,000,000 shares of excess common stock, or Excess Stock.

Description of Common Stock and Class B Common Stock

        Terms of Common Stock.    As of January 31, 2018, there were 320,328,774 shares of common stock outstanding, which excludes the outstanding shares of Class B common stock described below and the shares of common stock held in treasury. The holders of shares of common stock:

  •
  are entitled to one vote per share on all matters to be voted on by stockholders, other than the election of four directors who are elected exclusively by holders of Class B common stock;

  •
  are not entitled to cumulative voting for the election of directors;

  •
  are entitled to receive dividends as may be declared from time to time by the board of directors, in its discretion, from legally available assets, subject to preferential rights of holders of preferred stock;

  •
  are not entitled to preemptive, subscription or conversion rights; and

  •
  are not subject to further calls or assessments.

        The shares of common stock currently outstanding are, and the shares to be sold from time to time in one offering or a series of offerings pursuant to this prospectus will be, validly issued, fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the common stock.

        Terms of Class B Common Stock.    As of January 31, 2018, we had 8,000 shares of Class B common stock outstanding. Holders of Class B common stock:

  •
  are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, other than the election of four directors who are elected exclusively by the holders of Class B common stock;

  •
  are not entitled to cumulative voting for the election of directors; and

  •
  are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferential rights of holders of preferred stock.

        If we are liquidated, each outstanding share of common stock and Class B common stock, including shares of Excess Stock, if any, will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all of our known debts and liabilities, subject to the right of the holders of preferred stock, including any excess preferred stock into which shares of such series has been converted, to receive preferential distributions.

        All outstanding shares of Class B common stock are subject to a voting trust of which Herbert and David Simon are the voting trustees. The holders of Class B common stock are entitled to elect four of our directors. However, the number of Class B directors would decrease if the Simon family's aggregate ownership interest in us, including common stock, Class B common stock and units of limited partnership interest of the Operating Partnership considered on an as-converted basis, decreases to less than 50% of their aggregate ownership interest as of August 9, 1996.

        Shares of Class B common stock may be converted at the holder's option into an equal number of shares of common stock. Shares of Class B common stock also convert automatically into an equal number of shares of common stock upon the sale or transfer thereof to a person not affiliated with the Simon family or if the Simon family's aggregate ownership interest declines to specified levels.

        Holders of shares of common stock and Class B common stock have no sinking fund rights, redemption rights or preemptive rights to subscribe for any of our securities.

        Subject to any separate rights of holders of preferred stock or as described below, any vacancies on the board of directors resulting from death, disability, resignation, retirement, disqualification, removal from office, or other cause of a director shall be filled by a vote of the stockholders or a majority of the directors then in office provided, however, that any vacancy relating to a director elected by the Class B common stock is to be filled by the holders of the Class B common stock.

        The charter provides that, subject to the right of holders of any class or series separately entitled to elect one or more directors, if any such right has been granted, directors may be removed with or without cause upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

        Transfer Agent.    Computershare Trust Company, N.A. is the transfer agent for our common stock.

Preferred Stock

        Designated Series.    As of January 31, 2018, of the 100,000,000 authorized shares of preferred stock, the only outstanding shares are the 796,948 shares of Series J 8.375% Cumulative Redeemable Preferred Stock.

        Future Series.    This section is only a summary of the preferred stock that we may offer. We urge you to read carefully our charter and the designation we will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock. This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

        We are authorized to issue up to 100,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

        Our board of directors may, without further action of the stockholders, determine and set forth in a designation to the following for each series of preferred stock:

  •
  the serial designation and the number of shares in that series;

  •
  the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any participating or other special rights with respect to dividends;

  •
  any voting powers of the shares;

  •
  whether the shares will be redeemable and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed;

  •
  the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

  •
  whether the shares will be entitled to the benefit of a sinking or retirement fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

  •
  whether the shares will be convertible into, or exchangeable for, shares of any other class or of any other series of the same or any other class of our stock or the stock of another issuer, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments to the conversion price or rates of exchange at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our charter.

        Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock. The preferred stock, when issued, will be fully paid and non-assessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

Warrants

        General.    This section describes the general terms and provisions of the warrants that we may offer pursuant to this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

        We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued alone or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under warrant agreements between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial holders of warrants.

        This section summarizes the general terms and provisions of the forms of warrant agreements and warrant certificates. Because this is only a summary, it does not contain all of the details found in the full text of the warrant agreements and the warrant certificates. We urge you to read the applicable form of warrant agreement and the form of warrant certificate that we will file in relation to an issue of any warrants.

        If warrants for the purchase of common stock or preferred stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

  •
  the offering price;

  •
  the total number of shares that can be purchased upon exercise and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

  •
  the designation and terms of the series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

  •
  the number of shares of common stock or preferred stock that can be purchased upon exercise and the price at which the common stock or preferred stock may be purchased upon exercise;

  •
  the date on which the right to exercise the warrants begins and the date on which that right expires;

  •
  U.S. federal income tax consequences; and

  •
  any other terms of the warrants.

        Unless the applicable prospectus supplement provides otherwise, warrants will be in registered form only. Until any warrants to purchase preferred stock or common stock are exercised, holders of the warrants will not have any rights of holders of the underlying preferred stock or common stock, including any right to receive dividends or to exercise any voting rights.

        A holder of warrant certificates may:

  •
  exchange them for new certificates of different denominations;

  •
  present them for registration of transfer; and

  •
  exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

        Exercise of Warrants.    Each holder of a warrant is entitled to purchase the number of shares of common stock or preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

        Unless the applicable prospectus supplement provides otherwise, a holder of warrants may exercise them by following the general procedure outlined below:

  •
  delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

  •
  properly completing and signing the reverse side of the warrant certificate representing the warrants; and

  •
  delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

        If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

        Amendments and Supplements to Warrant Agreements.    Unless the applicable prospectus supplement provides otherwise, the following describes generally the provisions relating to amending and supplementing the warrant agreements.

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We and the warrant agent may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

        Warrant Adjustments.    The warrant certificate and the applicable prospectus supplement will describe the events requiring adjustment to the warrant exercise price or the number or principal amount of securities issuable upon exercise of the warrant.

Depositary Shares

        General.    We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by the depositary shares will be deposited under a separate deposit agreement between us, the depositary named therein and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each depositary receipt owner will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented thereby.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence the depositary shares. Immediately following our issuance and delivery of the preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto. If the depositary determines that it is not feasible to make such distribution, the depositary may, with our approval, sell the property and distribute the net proceeds from such sale to the holders.

        Withdrawal of Stock.    Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, the holders thereof will be entitled to delivery, to or upon such holders' order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement.

Thereafter, holders of such shares of preferred stock will not be entitled to receive depositary shares for the preferred stock. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares.    Provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the redemption date, whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed. The redemption price per depositary share will be equal to the fraction of the redemption price and any other amounts per share payable with respect to the preferred stock represented by such depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected as nearly as may be practicable without creating fractional depositary shares, pro rata, or by any other equitable method we determine.

        From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled to receive upon such redemption upon surrender to the depositary of the depositary receipts representing the depositary shares.

        Voting of the Preferred Stock.    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares, it will abstain from voting the amount of preferred stock represented by such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary's negligence or willful misconduct.

        Liquidation Preference.    Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

        Conversion of Preferred Stock.    Except with respect to certain conversions in connection with the preservation of our REIT status, the depositary shares are not convertible into our common stock or any other of our securities or property. Nevertheless, if the applicable prospectus supplement so specifies, the holders of the depositary receipts may surrender their depositary receipts to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of our capital stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion of the depositary shares utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

        Amendment and Termination of the Deposit Agreement.    By agreement, we and the depositary at any time can amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to holders of the related preferred stock will be effective only if the existing holders of at least two-thirds of the depositary shares have approved the amendment. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time an amendment becomes effective shall be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

        Upon 30 days' prior written notice to the depositary, we may terminate the deposit agreement if (a) such termination is necessary to preserve our status as a REIT or (b) a majority of each series of preferred stock affected by such termination consents to such termination. Upon the termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts together with any other property held by the depositary with respect to the depositary receipt. If the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

        The deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (c) each share of the related preferred stock shall have been converted into our capital stock not so represented by depositary shares.

        Charges of Depositary.    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges. The holders will also pay the fees and expenses of the depositary for any duties, outside of those expressly provided for in the deposit agreement, the holders request to be performed.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary, and any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of $50,000,000 or more.

        Miscellaneous.    The depositary will forward to holders of depositary receipts any reports and communications from us which are received by the depositary with respect to the related preferred stock.

        We and the depositary will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and the depositary's obligations under the deposit agreement will be limited to performing the duties thereunder in good faith and without negligence or, in the case of any action or inaction in the voting of preferred stock represented by the depositary shares, gross negligence or willful misconduct. If satisfactory indemnity is furnished, we and the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS
AND DELAWARE LAW

Partnership Agreement

        The limited partnership agreement of the Operating Partnership, or the partnership agreement, contains voting requirements that limit the possibility that we will be acquired or undergo a change in control, even if some of our stockholders believe that a change would be in our and their best interests. Specifically, the partnership agreement provides that we must have the approval of the holders of a majority of the units of limited partnership interest held by limited partners in order to:

  •
  merge, consolidate or engage in any combination with another person other than a general partner of the Operating Partnership, or

  •
  sell all or substantially all of our assets.

Delaware Law and Certain Charter and By-law Provisions

        Our charter and by-laws and certain provisions of the Delaware General Corporation Law may have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder would consider in its best interest. This includes an attempt that might result in a premium over the market price for the shares held by stockholders. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. They are also expected to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging takeover proposals because, among other things, negotiation of takeover proposals might result in an improvement of their terms.

        Delaware Anti-Takeover Law.    We are a Delaware corporation and are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the time at which the person became an interested stockholder unless:

  •
  prior to that time, the board of directors approved either the business combination or transaction in which the stockholder became an interested stockholder; or

  •
  upon becoming an interested stockholder, the stockholder owned at least 85% of the corporation's outstanding voting stock other than shares held by directors who are also officers and certain employee benefit plans; or

  •
  the business combination is approved by both the board of directors and by holders of at least 66 2/3% of the corporation's outstanding voting stock at a meeting and not by written consent, excluding shares owned by the interested stockholder.

        For these purposes, the term "business combination" includes mergers, asset sales and other similar transactions with an "interested stockholder." "Interested stockholder" means a person who, together with its affiliates and associates, owns, or under certain circumstances has owned within the prior three years, 15% or more of the outstanding voting stock. Although Section 203 permits a corporation to elect not to be governed by its provisions, we have not made this election.

        Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals.    Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders. This procedure provides that

  •
  the only persons who will be eligible for election as directors are persons who are nominated by or at the direction of the board of directors, or by a stockholder who (i) has complied with the advance notice procedures by giving timely written notice containing specified information to the Secretary prior to the meeting at which directors are to be elected or (ii) has complied with the proxy access provisions described below under "—Proxy Access", and

  •
  the only business that may be conducted at an annual meeting is business that has been brought before the meeting by or at the direction of the board of directors or by a stockholder who has given timely written notice containing specified information to the Secretary of the stockholder's intention to bring the business before the meeting.

        In general, pursuant to the advance notice provisions of our by-laws, we must receive written notice of stockholder nominations to be made or business to be brought at an annual meeting not less than 120 days prior to the first anniversary of the date of the previous year's annual meeting, in order for the notice to be timely. The notice must contain information concerning the person or persons to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

        The purposes of requiring stockholders to give us advance notice of nominations and other business include the following:

  •
  to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business;

  •
  to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such qualifications or business; and

  •
  to provide a more orderly procedure for conducting meetings of stockholders.

        Our by-laws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals for action. However, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed. Our by-laws may also discourage or deter a third party from soliciting proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us and our stockholders.

        Proxy Access.    Our by-laws also permit a stockholder, or group of up to 20 stockholders, owning at least three percent of our outstanding common stock (excluding Class B common stock) continuously for at least three years, to nominate and include in our proxy materials for our annual meeting of stockholders director nominees constituting up to the greater of two nominees or 20% of the number of directors on our board of directors which, at such time, the common stockholders are entitled to elect. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our by-laws.

        In general, we must receive written notice of a nomination pursuant to the proxy access provisions of our by-laws no earlier than 150 days and no later than 120 days prior to the first anniversary of the date that we first mailed our proxy statement for the previous year's annual meeting of stockholders, in order for the notice to be timely. The notice must contain certain information specified in our by-laws.

        Director Action.    Our charter and by-laws and the Delaware General Corporation Law generally require that a majority of a quorum is necessary to approve any matter to come before the board of directors. Certain matters, including sales of property, transactions with members of the Simon family and related persons and certain affiliates and certain other matters, will also require approval of a majority of the independent directors on the board of directors.

        Director Liability Limitation and Indemnification.    Our charter provides that no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. This will not, however, eliminate or limit the liability of a director for the following:

  •
  any breach of the director's duty of loyalty to us and our stockholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law;

  •
  any transaction from which the director derived an improper personal benefit; or

  •
  any matter in respect of which the director would be liable under Section 174 of the Delaware General Corporation Law.

        These provisions may discourage stockholders' actions against directors. Directors' personal liability for violating the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director.

        Our charter provides that we shall indemnify to the fullest extent permitted under and in accordance with Delaware law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she

  •
  is or was our director or officer, or

  •
  is or was serving at our request as a director, officer or trustee of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise.

        With respect to such persons, we shall indemnify against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the following standards are met:

  •
  the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests, and,

  •
  with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The Delaware General Corporation Law provides that indemnification is mandatory where a director or officer has been successful on the merits or otherwise in the defense of any proceeding covered by the indemnification statute.

        The Delaware General Corporation Law generally permits indemnification for expenses incurred in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third-party actions, provided the following determination is made:

  •
  the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and

  •
  in a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

        The determination must be made by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable.

        Under Delaware law, the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

        The right of indemnification, including the right to receive payment in advance of expenses, conferred by our charter is not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        Our charter contains certain restrictions on the number of shares of capital stock that individual stockholders may own. Certain requirements must be met for us to maintain our status as a REIT, including the following:

  •
  not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, to include certain entities, during the last half of a taxable year other than the first year, and our capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        In part because we currently believe it is essential for us to maintain our status as a REIT, the provisions of our charter with respect to Excess Stock contain restrictions on the acquisition of our capital stock intended to ensure compliance with these requirements.

        Our charter provides that, subject to certain specified exceptions, no stockholder may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than the ownership limit. The ownership limit is equal to 8%, or 18% in the case of members of the Simon family and related persons, of any class of capital stock. The board of directors may exempt a person from the ownership limit if the board of directors receives a ruling from the Internal Revenue Service or an opinion of tax counsel that such ownership will not jeopardize our status as a REIT.

        Anyone acquiring shares in excess of the ownership limit will lose control over the power to dispose of the shares, will not receive dividends declared and will not be able to vote the shares. In the event of a purported transfer or other event that would, if effective, result in the ownership of shares of stock in violation of the ownership limit, the transfer or other event will be deemed void with respect to that number of shares that would be owned by the transferee in excess of the ownership limit. The intended transferee of the excess shares will acquire no rights in those shares of stock. Those shares of stock will automatically be converted into shares of Excess Stock according to rules set forth in the charter.

        Upon a purported transfer or other event that results in Excess Stock, the Excess Stock will be deemed to have been transferred to a trustee to be held in trust for the exclusive benefit of a qualifying charitable organization designated by us. The Excess Stock will be issued and outstanding stock, and it will be entitled to dividends equal to any dividends which are declared and paid on the stock from which it was converted. Any dividend or distribution paid prior to our discovery that stock has been converted into Excess Stock is to be repaid upon demand. The recipient of the dividend will be personally liable to the trust. Any dividend or distribution declared but unpaid will be rescinded as void with respect to the shares of stock and will automatically be deemed to have been declared and paid with respect to the shares of Excess Stock into which the shares were converted. The Excess Stock will also be entitled to the voting rights as are ascribed to the stock from which it was converted. Any voting rights exercised prior to our discovery that shares of stock were converted to Excess Stock will be rescinded and recast as determined by the trustee.

        While Excess Stock is held in trust, an interest in that trust may be transferred by the purported transferee, or other purported holder with respect to the Excess Stock, only to a person whose ownership of the shares of stock would not violate the ownership limit. Upon such transfer, the Excess Stock will be automatically exchanged for the same number of shares of stock of the same type and class as the shares of stock for which the Excess Stock was originally exchanged.

        Our charter contains provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the shares of stock for which the Excess Stock was exchanged during the period that the Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid over to the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at our option, to have acted as an agent on behalf of the trust in acquiring or holding the Excess Stock and to hold the Excess Stock on behalf of the trust.

        Our charter further provides that we may purchase, for a period of 90 days during the time the Excess Stock is held by the trustee in trust, all or any portion of the Excess Stock from the original transferee-stockholder at the lesser of the following:

  •
  the price paid for the stock by the purported transferee, or if no notice of such purchase price is given, at a price to be determined by the board of directors, in its sole discretion, but no lower than the lowest market price of such stock at any time prior to the date we exercise our purchase option, and

  •
  the closing market price for the stock on the date we exercise our option to purchase.

        The 90-day period begins on the date of the violative transfer or other event if the original transferee-stockholder gives notice to us of the transfer or, if no notice is given, the date the board of directors determines that a violative transfer or other event has occurred.

        Our charter further provides that in the event of a purported issuance or transfer that would, if effective, result in us being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void, and the intended transferee would acquire no rights to the stock.

        All certificates representing shares of any class of our stock bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the attribution rules of the Internal Revenue Code, more than 5%, or such other percentage as may be required by the Internal Revenue Code or regulations promulgated thereunder, of the outstanding stock must file an affidavit with us containing the information specified in the charter before January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of directors deems necessary to comply with the provisions of the charter or the Internal Revenue Code applicable to a REIT.

        The Excess Stock provision will not be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our board of directors.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in the securities of Simon Property Group, Inc. For purposes of this section, references to "Simon Property Group, Inc.," "we," "our" and "us" mean only Simon Property Group, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or Treasury Regulations, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought and will not seek an advance ruling from the Internal Revenue Service regarding any matter discussed in this prospectus and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate Simon Property Group, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or operating agreements. This summary is for general information only and is not tax advice. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

  •
  financial institutions;

  •
  insurance companies;

  •
  subchapter S corporations;

  •
  U.S. expatriates;

  •
  broker-dealers;

  •
  persons who mark-to-market our securities;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  partnerships and trusts;

  •
  persons who hold our securities on behalf of other persons as nominees;

  •
  persons who receive our securities through the exercise of employee stock options or otherwise as compensation;

  •
  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

  •
  persons holding a 10% or more (by vote or value) beneficial interest in Simon Property Group, Inc.;

  •
  persons holding our securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  security holders subject to special tax accounting rules as a result of their use of financial statements (within the meaning of Section 451(b)(3) of the Internal Revenue Code); and

  •
  except to the extent discussed below, tax-exempt organizations and foreign investors.

        This summary assumes that investors will hold their securities as a capital asset, which generally means property held for investment. In addition, this summary does not address state, local and foreign tax considerations, or taxes other than U.S. federal income taxes (except where specifically noted).

        The U.S. federal income tax treatment of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular security holder of holding our securities will depend on the security holder's particular tax circumstances.

        You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the purchase, ownership or disposition of our securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of Our Company

  General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Internal Revenue Code, and we expect to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        Sidley Austin LLP has acted as our tax counsel and we have received an opinion of Sidley Austin LLP to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current organization and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion will be based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Sidley Austin LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Sidley Austin LLP has no obligation to update its opinion subsequent to the date of such opinion.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our security holders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the security holder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:

  •
  We will be required to pay tax at the corporate rate on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  If we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business, or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our initial tax basis in the asset is less than the fair market value of the asset on the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. See "—Built-In Gains Tax."

  •
  Our subsidiaries that are C corporations, including our "taxable REIT subsidiaries," or TRSs, generally will be required to pay U.S. federal corporate income tax on their earnings.

  •
  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." See "—Income Tests—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a TRS of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

  •
  We may elect to retain and pay income tax on our net capital gain. In that case, a security holder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the security holder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the security holder in our securities.

  •
  We may be required to pay monetary penalties to the Internal Revenue Service in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor its compliance with rules relating to the composition of our security holders, as described below under "—Requirements for Qualification as a REIT."

  Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  •
  that is managed by one or more trustees or directors;

  •
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  •
  that would be taxable as a domestic corporation, but for the special provisions under the Internal Revenue Code and Treasury Regulations applicable to REITs;

  •
  that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

  •
  that is beneficially owned by 100 or more persons;

  •
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year;

  •
  that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated; and

  •
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that the first through fourth conditions above, inclusive, must be met during the entire taxable year and that the fifth condition must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The fifth and sixth conditions do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of the sixth condition, the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy the conditions listed above, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our stock which are intended to assist us in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points above. A description of the share ownership and transfer restrictions relating to our securities is contained in the discussion in this prospectus under the heading "Restrictions on Ownership and Transfer." These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in the fifth and sixth bullet points listed above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our stock and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in the sixth bullet point above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

  Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of the Operating Partnership, including the Operating Partnership's share of these items of any partnership in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in "—Tax Aspects of the Operating Partnership and Joint Ventures."

        We have direct control of the Operating Partnership and will continue to operate the Operating Partnership in a manner consistent with the requirements for our qualification as a REIT. However, the Operating Partnership has non-managing ownership interests in certain joint ventures. If a joint venture takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, the Operating Partnership may be forced to dispose of its interest in such joint venture. In addition, it is possible that a joint venture could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in a time frame which would allow the Operating Partnership to dispose of its interest in the joint venture or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        Our subsidiaries that have elected to be taxed as REITs ("Subsidiary REITs") own 100% of the stock of several subsidiaries that are qualified REIT subsidiaries and may acquire stock of one or more new subsidiaries. A corporation will qualify as a qualified REIT subsidiary if a REIT owns 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Internal Revenue Code, including all REIT qualification tests. Thus, in applying the

U.S. federal tax requirements described herein, any qualified REIT subsidiaries owned by a Subsidiary REIT are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the Subsidiary REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, and the Subsidiary REIT's ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

  Ownership of Interests in TRSs

        The Operating Partnership directly and indirectly owns equity of several entities which are treated as TRSs. A TRS is a corporation, other than a REIT, in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and healthcare facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See "—Asset Tests." The aggregate value of all securities of any TRS held by us may not exceed 20% of the value of our total assets.

  Affiliated REITs

        The Operating Partnership indirectly owns more than 10% of the outstanding equity of several entities which have elected to be taxed as C corporations and have elected, or will elect, to be taxed as REITs. Each of these subsidiaries must meet the REIT qualification tests discussed above. Each of them may be subject to tax on certain of its income, as discussed above. See "—Taxation of Our Company—General." The failure of any or all of them to qualify as a REIT could cause us to fail to qualify as a REIT because we would own (through the Operating Partnership) more than 10% of the voting securities and value of an issuer that was not a REIT, a qualified REIT subsidiary or a TRS unless certain mitigation provisions applied. We believe that each of these subsidiaries has been organized and operated in a manner that will permit us to qualify as a REIT.

  Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property," interest on obligations adequately secured by mortgages on real property, dividends from other REITs (but not TRSs) and certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive, including our share of any rents received by the Operating Partnership, from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

  •
  The amount of rent is not based in whole or in part on the income or profits of any person. However, as described above, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

  •
  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive, including our share of any rents received by the Operating Partnership, from such a tenant that is a TRS of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled TRS" is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

  •
  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property." To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a TRS; and

  •
  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception (for purposes of such exception, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services) and except as provided below. We are permitted, however, to perform directly certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary or non-customary services to our tenants, or a TRS (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a TRS with respect to the TRS's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not and will not, and as the general partner of the Operating Partnership, will not permit the Operating Partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT.

        Although the Operating Partnership and other of our affiliates will perform all development, construction and leasing services for, and will operate and manage, wholly-owned properties directly without using an "independent contractor," we believe that, in almost all instances, the only services to be provided to lessees of these properties will be those usually or customarily rendered in connection with the rental of space for occupancy only. To the extent any non-customary services are provided, such services shall generally, but not necessarily in all cases, be performed by a TRS. In any event, we intend that the amounts we receive for non-customary services that may constitute "impermissible tenant service income" from any one property will not exceed 1% of the total amount collected from such property during the taxable year.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income from:

  •
  a hedging transaction we enter into

  •
  (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which we clearly identify as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or

  •
  (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and

  •
  new hedging transactions we enter into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of, each of which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test.

        To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We have made investments in certain entities located outside the United States and, from time to time, we may acquire additional properties outside the United States, through a TRS or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets generally will not constitute gross income for purposes of the 75% and 95% gross income tests and will be exempt from these tests.

        To the extent our TRSs make distributions, we generally will derive our allocable share of such distributions through our interest in the Operating Partnership. Such distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

        We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

  Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the Operating Partnership, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the general partner of the Operating Partnership, we intend to cause the Operating Partnership to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring and owning its properties and to make occasional sales of the properties as are consistent with our investment objective. However, the Internal Revenue Service may successfully contend that some or all of the sales made by the Operating Partnership or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

  Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate, including through the Operating Partnership, will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive, including our share of any rents received by the Operating Partnership, will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        A TRS of ours may provide services to certain of our tenants and pay rent to us. We intend to set any fees paid to a TRS for such services, and any rent payable to us by a TRS, at arm's length rates, although the amounts paid may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid, or on the excess rents paid to us.

  Asset Tests

        At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets:

  •
  At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds, certain kinds of mortgage-backed securities and mortgage loans as well as personal property to the extent that rents attributable to such personal property are treated as rents from real property for purposes of the gross income tests described above (i.e., such rent for personal property does not exceed 15% of the total rent for personal and real property). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

  •
  The aggregate value of all securities of any TRSs held by us may not exceed 20% of the value of our total assets.

  •
  No more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments are not otherwise secured by real property, or nonqualified publicly offered REIT debt.

  •
  Of the investments included in the 25% asset class, and except for investments in other REITs, qualified REIT subsidiaries and TRSs, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Internal Revenue Code.

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership). For example, our indirect ownership, through the Operating Partnership, of securities of each issuer will increase as a result of our capital contributions to the Operating Partnership or as limited partners exercise any redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and will continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets:

  •
  does not exceed the lesser of:

  •
  1% of the total value of our assets at the end of the applicable quarter or

  •
  $10,000,000, and

  •
  we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including:

  •
  the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered

  •
  paying a tax equal to the greater of:

  •
  $50,000 or

  •
  the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and

  •
  disclosing certain information to the Internal Revenue Service.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a TRS). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

  Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our security holders in an amount at least equal to the sum of:

  •
  90% of our "REIT taxable income"; and

  •
  90% of our after-tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of certain items of non-cash income over a specified percentage of our income.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, if we acquired any asset from a corporation that was or had been a C corporation in a transaction in which our initial tax basis in that asset was less than the fair market value of that asset on the acquisition date, and we dispose of that asset within the five-year period following such acquisition, our REIT taxable income will be reduced by any taxes that we are required to pay on any gain we recognize from the disposition. See "—Built-In Gains Tax."

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our security holders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our security holders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our security holders would then increase their adjusted basis in our securities by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. We believe we have made and will continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of the Operating Partnership will authorize us, as the general partner of the Operating Partnership, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we should generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our security holders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to security holders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our security holders on December 31 of the year in which they are declared.

  Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

  Failure to Qualify

        If we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at the corporate rate. Distributions to security holders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our security holders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our security holders. In addition, if we fail to qualify as a REIT, all distributions to security holders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate security holders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

  Tax Aspects of the Operating Partnership and Joint Ventures

  General

        Substantially all of our investments will be held directly or indirectly through the Operating Partnership. We will be the general partner of the Operating Partnership. The Operating Partnership will be treated as a partnership for U.S. federal income tax purposes and we will be treated as owning our proportionate share of the items of income, gain, loss, deduction and credit of the Operating Partnership for such purposes. In addition, the Operating Partnership has non-managing ownership interests in certain joint ventures. In general, partnerships are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership. See "—Taxation of Our Company."

  Entity Classification

        Our interests in partnerships, including joint ventures, involve special tax considerations, including the possibility that the Internal Revenue Service might challenge the status of these entities as partnerships. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the Operating Partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if the Operating Partnership were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the Operating Partnership might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. The Operating Partnership and each of its subsidiary partnerships have claimed classification as a partnership, and, as a result, we believe such partnerships will be classified as partnerships for U.S. federal income tax purposes.

        The Treasury Regulations also provide that certain specified foreign entities are taxed as corporations. Foreign entities with two or more members are taxed as partnerships if (a) at least one of the members has unlimited liability for the liabilities of the entity or (b) the entity elects to be taxed as a partnership. Each foreign entity having two or more members in which we are treated as an owner (either directly or indirectly) for tax purposes has elected to be taxed as a partnership or as a TRS. Certain foreign entities with only one member are also taxed as corporations unless the entity elects to have its existence as separate from its member disregarded for tax purposes. Each such single member entity has elected either to be treated as a disregarded entity or to be taxed as a TRS.

  Allocations of Income, Gain, Loss and Deduction

        A partnership agreement will generally determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

  Tax Allocations With Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        The Operating Partnership may, from time to time, acquire interests in property in exchange for interests in the Operating Partnership. In that case, the tax basis of these property interests will generally carry over to the Operating Partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury Regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the Operating Partnership:

  •
  could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution; and

  •
  could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in the Operating Partnership.

        An allocation described in the second bullet point above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "—General—Requirements for Qualification as a REIT" and "—Annual Distribution Requirements."

        Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code generally will not apply.

  Partnership Audit Rules

        New rules applicable to U.S. federal income tax audits of partnerships apply to the Operating Partnership and any entity in which we directly or indirectly invest that is treated as a partnership for U.S. federal income tax consequences. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Although proposed regulations have been issued and address some aspects of these rules, questions remain as to how they will apply. However, these rules could increase the U.S. federal income tax, interest, and/or penalties economically borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership in comparison to prior law. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our securities.

  Built-In Gains Tax

        From time to time, we may acquire C corporations in transactions in which the basis of the corporations' assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporations, or carry-over basis transactions. In the case of assets we acquire from a C corporation in a carry-over basis transaction, if we dispose of any such asset in a taxable transaction (including by deed in lieu of foreclosure) during the five-year period beginning on the date of the carry-over basis transaction, then we will be required to pay tax at the corporate tax rate on the gain recognized to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date of the carry-over basis transaction. The foregoing result with respect to the recognition of gain assumes that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our security holders.

  U.S. Federal Income Tax Considerations for Our Security Holders

        The following summary describes the principal U.S. federal income tax consequences to you of purchasing, owning and disposing of our securities. This summary assumes you hold our securities as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted.

        If you are considering purchasing our securities, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our securities arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        When we use the term "U.S. security holder," we mean a holder of our securities who, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, including an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If you hold our securities and are not a U.S. security holder, you are a "non-U.S. security holder."

        If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our securities are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Security Holders

  Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. security holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. security holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. security holders, including individuals. For taxable years beginning before January 1, 2026, dividends that we distribute to security holders other than corporations that are not designated as capital gain dividends or otherwise treated as qualified dividends are eligible for a deduction equal to 20% of the amount of such dividends.

        To the extent that we make distributions on our securities in excess of our current and accumulated earnings and profits allocable to such securities, these distributions will be treated first as a tax-free return of capital to a U.S. security holder. This treatment will reduce the U.S. security holder's adjusted tax basis in such securities by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. security holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a security holder of record on a specified date in any of these months will be treated as both paid by us and received by the security holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. security holders may not include in their own income tax returns any of our net operating losses or capital losses.

  Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. security holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and does not exceed the total amount of dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year, without regard to the period for which a U.S. security holder has held its stock. U.S. security holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to our security holders in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to our security holders for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

  Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. security holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. security holder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted tax basis of its securities by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. security holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

  Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. security holder of our securities will not be treated as passive activity income. As a result, U.S. security holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. security holder may elect to treat capital gain dividends, capital gains from the disposition of our securities and income designated as qualified dividend income, described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the security holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

  Dispositions of Our Securities

        If a U.S. security holder sells or disposes of our securities, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. security holder's adjusted tax basis in the securities. This gain or loss, except as provided below, will be a long-term capital gain or loss if the U.S. security holder has held such securities for more than one year. However, if a U.S. security holder recognizes a loss upon the sale or other disposition of securities that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. security holder received distributions from us which were required to be treated as long-term capital gains.

  Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" is currently 20%. However, dividends payable by REITs are generally not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its TRSs) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as "capital gain dividends." In addition, U.S. security holders that are corporations may be required to treat up to 20%

of some capital gain dividends as ordinary income. As described above, for taxable years beginning before January 1, 2026, dividends that we distribute to non-corporate security holders that are not designated as capital gain dividends or otherwise treated as qualified dividends are eligible for a deduction equal to 20% of the amount of such dividends.

  Medicare Tax on Investment Income

        Certain U.S. security holders that are individuals, estates, or trusts will be required to pay a 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of shares. U.S. security holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our securities.

  Information Reporting and Backup Withholding

        We are required to report to our U.S. security holders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a security holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. security holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the security holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service. In addition, we may be required to withhold a portion of capital gain distributions to any security holders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Security Holders."

  Taxation of Tax-Exempt Security Holders

        Dividend income from us and gain arising upon a sale of our securities generally should not be unrelated business taxable income, or UBTI, to a tax-exempt security holder, except as described below. This income or gain will be UBTI, however, if a tax-exempt security holder holds its securities as "debt-financed property" within the meaning of the Internal Revenue Code or if the securities are used in a trade or business of the tax-exempt security holder. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt security holder. Tax-exempt security holders must compute any UBTI for each separate trade or business activity, rather than in the aggregate.

        For tax-exempt security holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our securities. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Tax-exempt U.S. security holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of our securities.

  Taxation of Non-U.S. Security Holders

        The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our securities by you as a non-U.S. security holder. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to you as a non-U.S. security holder in light of its particular circumstances. We therefore urge you to consult your tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income tax laws on the purchase, ownership and disposition of our securities, including any tax return filing and other reporting requirements.

        If you are a non-U.S. security holder, this discussion further assumes that:

  •
  you will not have held more than 10% of our securities (taking into account applicable constructive ownership rules) at any time during the five-year period ending on the date on which you dispose of our securities or receive distributions from us;

  •
  our securities are and will continue to be "regularly traded" on an established securities market located in the United States within the meaning of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, although there can be no assurance that this will continue to be the case; and

  •
  that you are not a "qualified shareholder", as defined in Section 897(k)(3)(A) of the Internal Revenue Code, which describes certain partnerships and other collective investment vehicles that satisfy various recordkeeping, administrative and other requirements.

        If you are a non-U.S. holder as to which any of these assumptions is not accurate, and in particular if you are a "qualified shareholder" within the meaning of FIRPTA, you should consult your own tax advisor concerning the tax consequence to you of sales of our securities and the receipt of dividends and other distributions from us.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities.

  Distributions Generally

        Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. security holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business (through a U.S. permanent establishment, where applicable) will generally not be subject to withholding but will be subject to U.S. federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. security holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. security holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to you as a non-U.S. security holder unless:

  •
  a lower treaty rate applies and the non-U.S. security holder files with us an Internal Revenue Service Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate; or

  •
  the non-U.S. security holder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. security holder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to you as a non-U.S. security holder to the extent that such distributions do not exceed the adjusted tax basis of the security holder's securities, but rather will reduce the adjusted tax basis of such securities. To the extent that such distributions exceed the non-U.S. security holder's adjusted tax basis in such securities, they will give rise to gain from the sale or exchange of such securities, the tax treatment of which is described below. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

  Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

        Distributions to you as a non-U.S. security holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

  •
  the investment in our securities is treated as effectively connected with the non-U.S. security holder's U.S. trade or business, in which case the non-U.S. security holder will be subject to the same treatment as U.S. security holders with respect to such gain, except that a non-U.S. security holder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  •
  you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Distributions attributable to gain from the disposition of a USRPI and designated by us as a capital gain dividend will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. See "Taxation of Non-U.S. Security Holders—Distributions Generally."

  Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the securities held by security holders generally should be treated with respect to non-U.S. security holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. security holders would be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the Internal Revenue Service a refund to the extent their proportionate share of such tax that we paid exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. security holders should consult their tax advisors regarding the taxation of such retained net capital gain.

  Dispositions of Our Securities

        Subject to the previously noted assumptions, if you are a non-U.S. security holder, you generally will not be subject to U.S. federal income tax on the gain realized upon a sale of our securities unless:

  •
  such securities are treated as being effectively connected with your U.S. trade or business (and, if a bilateral tax treaty applies, is attributable to a U.S. permanent establishment maintained by you); or

  •
  you are a nonresident alien individual who is present in the United States for 183 days or more during the calendar year and certain other conditions are met.

  Information Reporting and Backup Withholding

        Generally, we must report annually to the Internal Revenue Service the amount of dividends paid to a non-U.S. security holder, such security holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. security holder. Pursuant to tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the non-U.S. security holder's country of residence.

        Payments of dividends or of proceeds from the disposition of securities made to a non-U.S. security holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. security holder is a U.S. person.

        Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the Internal Revenue Service.

  Foreign Account Tax Compliance Act, or FATCA

        Withholding taxes may be imposed (at a 30% rate) on certain U.S. source payments made to "foreign financial institutions" and certain other non-U.S. entities and disposition proceeds of U.S. securities realized after December 31, 2018. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. security holders who own our securities through foreign accounts or foreign intermediaries and to certain non-U.S. security holders. The withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our securities paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or certifies that it is exempt from such obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not otherwise exempt, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement these rules, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective security holders should consult their tax advisors regarding FATCA.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and an investment in our securities.

Legislative or Other Actions Affecting REITs

        Recently enacted U.S. federal tax legislation known as the Tax Cuts and Jobs Act makes wholesale changes to the Internal Revenue Code. The effect of the many changes made in this legislation is highly uncertain, both in terms of direct effect on the taxation of an investments in our securities and their indirect effect on our business generally. It appears as of the date of this prospectus that the principal direct tax effect of the legislation on security holders of Simon Property Group, Inc. is to allow the deduction of an amount equal to 20% of any dividends received by any such shareholders who are taxpayers other than corporations. The complicated statutes, regulations, rulings and other administrative positions relating to the qualification of REITs and the taxation of them and their security holders are subject to revision at any time. That is particularly the case following the enactment of statutory amendments as extensive as those made by the Tax Cuts and Jobs Act. It is likely that there will be technical corrections legislation with respect to the Tax Cuts and Jobs Act, the effect of which cannot be predicted and may be adverse. In addition, many of the amendments will require guidance through the issuance of Treasury Regulations in order to assess their effect. There may be substantial delay before such regulations are promulgated, increasing the uncertainty as to the ultimate effect of the statutory amendments on our securities.

        There may also be future changes in U.S. federal tax laws, regulations, rules, and judicial and administrative interpretations applicable to us and our business, the effect of which cannot be predicted. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the Tax Cuts and Jobs Act on us, our business, and our security holders.

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of the securities offered hereby and certain U.S. federal income tax matters will be passed upon for us by Sidley Austin LLP, New York, New York, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Simon Property Group, Inc.'s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Pursuant to our charter and by-laws, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 FORWARD-LOOKING STATEMENTS

        This prospectus may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of Brexit; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and other periodic reports, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

 INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        Our Exchange Act filing number is 001-14469.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with the SEC rules) until we have sold all of the securities to which this prospectus relates or the applicable offering of securities is otherwise terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  Current Report on Form 8-K filed on February 13, 2018;

  •
  Proxy Statement for our 2017 Annual Meeting of Stockholders, filed with the SEC on March 31, 2017;

  •
  The description of the shares of our common stock contained in the Registration Statement on Form 8-A/A filed on June 4, 2009, including any amendment or report filed for the purpose of updating such description; and

  •
  The description of our Series J 8.375% Cumulative Redeemable Preferred Stock contained in the Registration Statement on Form 8-A filed on December 2, 2004.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, IN 46204, Attention: Investor Relations (317) 685-7330.

PROSPECTUS

SIMON PROPERTY GROUP, L.P.

Debt Securities

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission under a "shelf" registration or continuous offering process. We may offer the non-convertible debt securities described in this prospectus in one or more offerings. The debt securities will be our direct unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We may offer the debt securities separately or together, in separate series and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

        We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered, and any other information relating to a specific offering, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in other offering material related to the debt securities or may be set forth in one or more documents incorporated by reference in this prospectus.

        You should read carefully both this prospectus and any prospectus supplement or other offering material before you make a decision to invest. This prospectus may be used to offer and sell debt securities only if accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

        We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us, our affiliates and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

WHO WE ARE

        Simon Property Group, L.P. owns, develops and manages premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of Simon® malls, Premium Outlets®, and The Mills®. We are a majority-owned operating partnership subsidiary of Simon Property Group, Inc., which has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Simon Property's common stock is listed on the New York Stock Exchange under the symbol "SPG."

        As of December 31, 2017, we owned or held an interest in 207 income-producing properties in the United States, which consisted of 107 malls, 68 Premium Outlets, 14 Mills, four lifestyle centers, and 14 other retail properties in 37 states and Puerto Rico. In addition, we have redevelopment and expansion projects, including the addition of anchors, big box tenants, and restaurants, underway at 25 properties in the United States, Canada and Asia. We have one outlet under development in the United States. Internationally, as of December 31, 2017, we had ownership interests in nine Premium Outlets in Japan, four Premium Outlets in South Korea, two Premium Outlets in Canada, two Premium Outlets in Malaysia and one Premium Outlet in Mexico. We also own an interest in eight Designer Outlet properties in Europe, of which six properties are consolidated, and one Designer Outlet property in Canada. Of the eight properties in Europe, two are located in Italy, two are located in the Netherlands and one each is located in Austria, France, Germany and the United Kingdom. We also have three international outlet properties under development. As of December 31, 2017, we also owned a 21.0% equity stake in Klépierre SA, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 16 countries in Europe.

        We were formed on November 18, 1993 as a Delaware limited partnership. Simon Property is our sole general partner. Our principal executive offices are located at 225 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600. Our Internet website address is www.simon.com. The information in our website is not incorporated by reference into this prospectus.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        In this prospectus, the "Operating Partnership" and the terms "we," "us" and "our" refer to Simon Property Group, L.P. and its subsidiaries. "Simon Property" refers specifically to our sole general partner, Simon Property Group, Inc.

2

USE OF PROCEEDS

        We expect to use the net proceeds from the sale of debt securities for general business purposes, unless otherwise specified in the prospectus supplement relating to a specific offering. Our general business purposes may include repaying debt, financing capital commitments and financing future acquisitions. If we decide to use the net proceeds from an offering in some other way, we will describe the use of the net proceeds in the prospectus supplement for that offering.

3

DESCRIPTION OF SECURITIES BEING OFFERED

        The securities offered by this prospectus will be debt securities issued under an Indenture dated as of November 26, 1996, or the Indenture, among us, The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and a former affiliate, as guarantor. The former affiliate was subsequently merged into the Operating Partnership.

        As used in this prospectus, "debt securities" means the debt securities that we issue and that the trustee authenticates under the Indenture. Capitalized terms used but not defined under this prospectus have the meanings given to them in the Indenture.

        We have summarized material terms and provisions of the Indenture below. The following summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture. We have included references to section numbers of the Indenture so that you can easily locate the summarized provisions. If you would like more information on any of these provisions, you should read the relevant sections of the Indenture. We have included a copy of the Indenture as an exhibit to our registration statement relating to the debt securities. See "Where You Can Find More Information."

        The debt securities will not be convertible into or exchangeable for any capital stock of Simon Property or any equity interest in us.

Terms of the Debt Securities

        The Indenture does not limit the amount of debt securities we may issue under it. We may issue debt securities from time to time, without limit as to aggregate principal amount and in one or more series. The terms of each series of debt securities will be established in a resolution of the board of directors of our general partner or in one or more supplemental indentures. Without the consent of the holders of the debt securities, we may issue multiple series of debt securities with different terms or "reopen" a previous series of debt securities and issue additional debt securities of that series. (Section 301). The terms of the debt securities include those provisions contained in the Indenture, the supplemental indenture relating to a series of debt securities and those made a part of the Indenture by reference to the Trust Indenture Act of 1939.

        The prospectus supplement relating to a series of debt securities being offered will include the specific terms of those debt securities and may include modifications of or additions to the general terms described in this prospectus. The specific terms will include:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities and whether there is any limit on the aggregate principal amount that we may subsequently issue;

  •
  the percentage of the principal amount at which the debt securities will be issued;

  •
  the principal amount payable whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

  •
  the date or dates on which the principal of the debt securities will be payable, or the manner in which the payment date or dates will be determined;

  •
  whether the debt securities will bear interest at a fixed or variable rate or not at all and, as applicable:

  •
  the interest rate or the manner in which the interest rate is determined,

  •
  the date or dates from which any interest will accrue, or the method for determining such date or dates,

4

    •
    the basis upon which interest shall be calculated if other than a 360-day year of twelve 30-day months,

    •
    the record dates and interest payment dates for the debt securities, or the method(s) of determining such dates, and

    •
    the first interest payment date.

  •
  the places where payments on the debt securities will be payable and where the debt securities may be surrendered for registration of transfer or exchange;

  •
  any provision that would obligate or permit us to repurchase, redeem or repay some or all of the debt securities, including any sinking fund requirements;

  •
  the redemption period or periods, redemption price or prices and the terms and conditions upon which the debt securities may be redeemed, if any;

  •
  whether the debt securities are denominated or payable in a foreign currency, units of two or more foreign currencies or a composite currency or currencies, and the related terms, conditions and consequences;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities;

  •
  whether the debt securities will be issued in certificated or book-entry form, and the identity of the depositary for debt securities issued in book-entry form;

  •
  whether the debt securities will be in registered or bearer form, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

  •
  the applicability, if any, of the defeasance and covenant defeasance options described under "—Discharge, Defeasance and Covenant Defeasance" and any modifications of these provisions;

  •
  whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person for specified taxes, assessments or other governmental charges and, if so, whether we have the option to redeem the affected debt securities rather than pay the additional amounts;

  •
  with respect to any debt securities that provide for optional redemption or prepayment upon the occurrence of certain events (such as a change of control),

  •
  the possible effects of such provisions on the market price of the debt securities or in deterring certain mergers, tender offers or other takeover attempts, and our intention to comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other applicable securities laws in connection with these provisions,

  •
  whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on the debt securities may be effectively subordinated, and

  •
  the existence of any limitation on our financial or legal ability to repurchase such debt securities upon the occurrence of such an event (including, if true, the lack of assurance that such a repurchase can be effected) and the impact, if any, under the Indenture of such a failure, including whether and under what circumstances such a failure may constitute an Event of Default; and

  •
  any other material terms of the debt securities.

5

        You should be aware that special U.S. federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to a series of debt securities will describe these considerations, if they apply.

        One or more series of debt securities may provide that if their maturity is accelerated, the amount due and payable will be less than their stated principal amount. These are referred to as "Original Issue Discount Securities". The prospectus supplement relating to any debt securities issued as Original Issue Discount Securities will describe, if material or applicable, the special U.S. federal income tax consequences, accounting and other special considerations that you should consider before purchasing them.

Denominations, Interest, Registration and Transfer

        We will issue each series of debt securities in fully registered form without coupons and/or in bearer form with or without coupons, as described in the applicable prospectus supplement. The Indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

        Unless the applicable prospectus supplement states otherwise, debt securities issued in fully registered form will be issued in denominations of $1,000 and any integral multiple thereof and debt securities issued in bearer form will be issued in denominations of $5,000 and any integral multiple thereof. Debt securities in global form may be issued in any denomination. (Section 302).

        Unless the applicable prospectus supplement states otherwise, we will pay the principal of and any premium or interest on any series of debt securities in registered form at the corporate trust office of the trustee, currently located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602. At our option, we may pay interest by check, wire transfer or any other means permitted under the terms of the debt securities. Unless the applicable prospectus supplement states otherwise, we will have the option to pay interest by check mailed to the person in whose name the debt securities are registered on the applicable record dates or by wire transfer of funds to that person at an account maintained within the United States. (Sections 301, 307 and 1002). Payments on global debt securities will be made to the depositary or its nominee in accordance with the then-existing arrangements between the paying agent(s) for the global debt securities and the depositary. See "—Global Securities."

        You may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the Indenture and the applicable prospectus supplement. You may transfer debt securities in bearer form and the coupons, if any, by delivery. There will be no service charge for any transfer or exchange of debt securities, but we may require payment to cover any tax or other governmental charge related to the transfer or exchange. (Section 305).

        We are not required and the trustee is not required:

  •
  to issue or register the transfer or exchange of any debt security, or portion of a registered debt security, selected for redemption; or

  •
  to issue or register the transfer or exchange of any debt security for a period of 15 days prior to the selection of debt securities to be redeemed; or

  •
  to exchange any debt security issued in bearer form that has been selected for redemption, unless such debt security is being exchanged for a registered debt security of the same series and

6

    of like tenor, provided that the registered debt security is simultaneously surrendered for redemption; or

  •
  to issue or register the transfer or exchange of any debt security, in whole or in part, surrendered for repayment at the option of the holder. (Section 305).

Ranking

        The debt securities will be our direct, unsecured and unsubordinated obligations and will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding, and the debt securities will be effectively subordinated to the claims of mortgage lenders holding our secured indebtedness, as to the specific property securing each lender's mortgage and to claims of creditors of our subsidiaries to the extent of the assets of those subsidiaries. Subject to specified limitations in the Indenture and as described below under "—Covenants," the Indenture permits us to incur additional secured and unsecured indebtedness.

        Except as described below under "—Covenants—Merger, Consolidation or Sale," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

        Restrictions on the ownership and transfer of the shares of common stock of Simon Property designed to preserve its status as a REIT, however, may act to prevent or hinder a change of control.

No Guarantee by Predecessor Operating Partnership

        The Indenture indicates that a predecessor operating partnership subsidiary of Simon Property that had the same name as us would guarantee the payment of any securities issued under the Indenture. Effective December 31, 1997, this predecessor operating partnership was merged into us. As a result, we acquired all of the assets and partnership interests it previously owned and its obligations as guarantor under the Indenture were terminated.

Covenants

        The following covenants will apply to the debt securities unless they are amended or supplemented in the supplemental indenture relating to a particular series of debt securities:

        Merger, Consolidation or Sale.    We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

  •
  either we will be the continuing entity or the successor entity will be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, premium, if any, and any interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness which becomes our obligation or the obligation of a Subsidiary as a result thereof as having been incurred by us or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, will have occurred and be continuing; and

7

  •
  an officer's certificate and legal opinion covering these conditions is delivered to the trustee. (Section 801 and 803).

        Existence.    Except as described under "—Merger, Consolidation or Sale," above, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises. However, we will not be required to preserve any right or franchise if we determine that its loss is not disadvantageous in any material respect to the holders of the debt securities. (Section 1006).

        Maintenance of Properties.    We will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. Our obligations with respect to the maintenance of these properties is subject to our reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. We and our Subsidiaries will not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business. (Section 1007).

        Insurance.    We will, and will cause each of our Subsidiaries to, keep in force insurance policies on all our insurable properties. The insurance policies will be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property's then full insurable value (subject to reasonable deductibles determined by us). (Section 1008).

        Payment of Taxes and Other Claims.    We will pay or discharge or cause to be paid or discharged, before the same become delinquent:

  •
  all taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or upon any Subsidiary's income, profits or property; and

  •
  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1009).

        Provision of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, and to the extent permitted under the Exchange Act, we will file with the SEC the annual reports, quarterly reports and other documents required under Section 13 or 15(d) (the "Financial Information") on or prior to the respective dates (the "Required Filing Dates") by which we would have been required to file those documents if we were subject to Section 13 or 15(d). We also will in any event within 15 days of each Required Filing Date:

  •
  transmit copies of the Financial Information by mail to all holders of debt securities (as their names and addresses appear in the security register) without cost to the holders, and

  •
  file copies of the Financial Information with the trustee.

        If we are not permitted to file these documents with the SEC under the Exchange Act, we will supply copies of the documents to any prospective holder promptly upon written request. (Section 1010).

        Waiver; Additional Covenants.    Compliance with the covenants described in this prospectus and with respect to the debt securities generally may not be waived by us, or by the trustee, unless the holders of at least a majority in principal amount of all outstanding debt securities consent to the waiver.

8

        Any additional or different covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

Modification of the Indenture

        Modifications and amendments of the Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities (as defined in the Indenture) affected by the modification or amendment (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, on, or any installment of principal of or interest on, any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of the debt security or reduce the amount of principal of an Original Issue Discount Security (as defined in the Indenture) that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt securities;

  •
  change the place of payment, or the coin or currency, for payment of principal or premium, if any, or interest on the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities on or after the stated maturity of any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is necessary to modify or amend the Indenture, for any waiver with respect to the debt securities, or to waive compliance with specified provisions of the Indenture or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect the action or to provide that specified other provisions of the Indenture may not be modified or waived without the consent of the holder of each affected outstanding debt security. (Section 902).

        The holders of not less than a majority in principal amount of a series of outstanding debt securities have the right to waive compliance by us with covenants relating to those debt securities in the Indenture. (Section 1013).

        Modifications and amendments of the Indenture may be permitted to be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the Indenture;

  •
  to add to our covenants for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

  •
  to add Events of Default for the benefit of the holders of any series of debt securities;

  •
  to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

9

  •
  to change or eliminate any provisions of the Indenture, provided that any change or elimination shall become effective only when the outstanding debt securities are not entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of the debt securities of any series;

  •
  to provide for the acceptance of appointment under the Indenture by a successor trustee or facilitate the administration of the trust under the Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that the action is not inconsistent with the provisions of the Indenture and will not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 901).

        The Indenture provides that in determining whether the holders of the requisite principal amount of a series of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of those debt securities, (1) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in (1) above) of that debt security, (3) the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the Indenture, and (4) securities owned by the Operating Partnership or any other obligor upon the securities or any affiliate of the Operating Partnership or of such other obligor shall be disregarded. (Section 101).

        The Indenture contains provisions of convening meetings of the holders of debt securities of a series issuable, in whole or in part, as bearer securities. (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the Indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided,

10

however, that if any action is to be taken at such meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, then with respect to such action (and only such action) the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. (Section 1504).

        Notwithstanding the foregoing provisions, the Indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of that series and any other series:

  •
  there will be no minimum quorum requirement for the meeting; and

  •
  the principal amount of the outstanding debt securities of the series that votes in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

(Section 1504).

Events of Default, Notice and Waiver

        Unless amended, modified or supplemented in the supplemental indenture relating to a particular series of debt securities, the term "Event of Default," when used in this prospectus and the Indenture means any one of the following events:

  (1)
  default in the payment of any interest upon the debt securities when the interest becomes due and payable, and continuance of the default for a period of 30 days;

  (2)
  default in the payment of the principal of, or premium, if any, on, any debt security when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

  (3)
  default in making a required sinking fund payment, if any;

  (4)
  default in the performance of any of our covenants in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued under the Indenture) and continuance of the default for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities, a written notice specifying the default and requiring it to be remedied and stating that the notice is a "Notice of Default" under the Indenture;

  (5)
  a default in the payment of an aggregate principal amount exceeding $30 million of any of our recourse indebtedness (however evidenced) after the expiration of any applicable grace period with respect thereto and the default has resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, but only if that indebtedness is not discharged, or the acceleration rescinded or annulled within a period of 10 days after there has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities, a written notice specifying the default and requiring us to cause the indebtedness to be discharged or cause the acceleration to be rescinded or annulled and stating that the notice is a "Notice of Default" under the Indenture;

11

  (6)
  specific events of bankruptcy, insolvency or reorganization affecting us or certain Subsidiaries or any of their respective properties; or

  (7)
  any other Event of Default provided with respect to a particular series of debt securities issued under the Indenture. (Section 501).

        If an Event of Default under the Indenture with respect to the debt securities at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the debt securities to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders; provided, that in the case of an Event of Default described in clause (6) above, acceleration is automatic. However, at any time after a declaration of acceleration with respect to the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities may, by written notice to us and the trustee, rescind and annul the declaration and its consequences if:

  •
  we have deposited with the trustee all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities, plus specified fees, expenses, disbursement and advances of the trustee; and

  •
  all Events of Default with respect to the debt securities, other than the non-payment of principal of, or Make-Whole Amount, if any, or interest on the debt securities which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

(Section 502).

        The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of, or premium, if any, or interest payable on any debt security of that series; or

  •
  in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each debt security of the affected series.

(Section 513).

        The trustee will be required to give notice to the holders of the debt securities within 90 days of the occurrence of a default under the Indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the debt securities of any default, except a default in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest on the debt securities, if and so long as specified responsible officers of the trustee determine in good faith that the withholding of the notice is in the interest of the holders. (Section 601).

        The Indenture provides that no holder of debt securities may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding debt securities, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the payment of the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the due date thereof. (Sections 507 and 508).

12

        Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of debt securities then outstanding under the Indenture, unless the holders have offered to the trustee reasonable security or indemnity. (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities not joining therein and the trustee may take any other action it deems proper and not inconsistent with the direction given. (Section 512).

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof. (Section 1011).

Discharge, Defeasance and Covenant Defeasance

        We are permitted under the Indenture to discharge specific obligations to the holders of the debt securities that have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee, in trust, funds in the currency in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium or Make-Whole Amount, if any, and interest to the date of the deposit, if the debt securities have become due and payable, or to the stated Maturity Date or redemption date, as the case may be. (Section 401).

        The Indenture also provides that we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities other than the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust ("defeasance"); or

  •
  to be released from our obligations with respect to the debt securities and any other covenant, and any omission to comply with these obligations shall not constitute an Event of Default with respect to the debt securities ("covenant defeasance");

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of, and premium or Make-Whole Amount, if any, and interest on the debt securities on the scheduled due dates therefor. (Sections 1402 and 1404). If either of these options are available to us with respect to a specific series of debt securities, we will indicate it in the prospectus supplement relating to that series of debt securities. Unless the prospectus supplement relating to that series of debt securities provides otherwise, the terms of the defeasance option and the covenant defeasance option will be as described in this section.

        A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel, as specified in the Indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to

13

and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Section 1404).

        "Government Obligations" means securities that are:

  •
  direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depositary receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depositary receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to any series of debt securities:

  •
  the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into a currency, currency unit or composite currency in which that debt security becomes payable as a result of such election or such Conversion Event based upon the applicable market exchange rate.

(Section 1405).

        "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency unit (or composite currency) other than the ECU for the purposes for which it was established. All payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        If we effect covenant defeasance with respect to any debt securities and these debt securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "—Events of Default, Notice and Waiver" with respect to Sections 1006 to 1010, inclusive, of the Indenture, which sections would no longer be applicable to the debt securities as a result of the covenant defeasance, or described in clause (7) under "—Events of

14

Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the Default. We would remain liable, however, to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement may describe further the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one trustee with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. (Section 608). If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will administer separate trusts under the Indenture, and, except as otherwise indicated by the Indenture, any action to be taken by a trustee with respect to one or more series of debt securities may be taken only by the trustee for that series. (Section 609).

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of global securities will be described in the applicable prospectus supplement relating to that series.

Governing Law

        The Indenture is governed by, and construed in accordance with, the laws of the State of New York, and once issued the debt securities will be as well.

15

LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement, the validity of each issue of the debt securities offered will be passed upon for us by Sidley Austin LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Simon Property Group, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Simon Property Group, L.P.'s internal control over financial reporting as of December 31, 2017, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

16

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

        Pursuant to our partnership agreement and the charter and by-laws of Simon Property, we will indemnify any of our officers or directors who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer or director to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers and persons controlling pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

17

FORWARD-LOOKING STATEMENTS

        This prospectus may contain or incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify these forward-looking statements by our use of the words "believes," "anticipates," "plans," "expects," "may," "will," "intends," "estimates" and similar expressions, whether in the negative or affirmative. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of Brexit; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; Simon Property's continued ability to maintain its status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading "Risk Factors" in our Annual Report on Form 10-K and other periodic reports, that we believe could cause our actual results to differ materially from the forward-looking statements that we make. We do not intend to update information contained in any forward-looking statement we make.

18

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated in this prospectus.

        Our Exchange Act filing number is 001-36110.

        The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents and information deemed to have been furnished and not filed in accordance with SEC rules) until we have sold all of the securities to which this prospectus relates or the applicable offering of securities is otherwise terminated:

  •
  Annual Report on Form 10-K for the year ended December 31, 2017; and

  •
  Current Report on Form 8-K filed on February 15, 2018.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the document), call or write us at the following address: Simon Property Group, 225 West Washington Street, Indianapolis, Indiana 46204, Attention: Investor Relations (317) 685-7330.

19

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates:

Securities and Exchange Commission registration fee	$	*
Accountants' fees and expenses		**
Legal fees and expenses		**
Printing		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

**
These fees are calculated based upon the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The officers and directors of Simon Property Group, Inc., or the Company, are indemnified under Delaware law, the Company's charter and the limited partnership agreement of Simon Property Group, L.P., or the Operating Partnership, against certain liabilities. The Delaware General Corporation Law, or the DGCL, generally permits a corporation to indemnify its directors and officers, among others, against expenses, judgments, fines and amounts paid in settlement actually or reasonably incurred by them in the defense or settlement of third-party actions or action by or in right of the corporation, and for judgments in third party actions provided there is a determination by directors who were not parties to the action, or if directed by such directors, by independent legal counsel or by a majority vote of a quorum of the stockholders, that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and in a criminal proceeding, that the person had no reasonable cause to believe his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any action by or in right of the corporation in which such person is adjudged liable. The DGCL states that the indemnification provided by statute shall not be deemed exclusive of any rights under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the liability of officers may not be eliminated or limited under Delaware law.

        The Company's charter contains a provision limiting the liability of directors and officers to the Company and its stockholders to the fullest extent permitted under and in accordance with the laws of the State of Delaware. The charter also provides that the directors will not be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision will not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company and its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of the law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) any matter in respect of which such director would be liable under Section 174 of the DGCL. The personal liability of a director for violation of the federal securities laws is not limited or otherwise affected. In addition, these provisions do not affect the ability of stockholders to obtain injunctive or other equitable relief from the courts with respect to a transaction involving gross negligence on the part of a director. No amendment of the charter shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. The Company's By-Laws contain provisions which implement the indemnification provisions of the charter.

        The limited partnership agreement of the Operating Partnership provides for indemnification of the officers and directors of each general partner of the Operating Partnership to the same extent indemnification is provided to officers and directors of the Company in its charter, and limits the liability of such general partners and their officers and directors to the Operating Partnership and their partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's charter.

        The Company has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover each director and officer if the Company obtains directors' and officers' liability insurance.

        In addition, the Company has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

Item 16.    Exhibits.

Exhibit No.		Description of Exhibit
1.1	*	Form of underwriting or purchase agreement for equity securities.

1.2	*	Form of underwriting or purchase agreement for debt securities.

4.1		Restated Certificate of Incorporation of Simon Property Group, Inc. (incorporated by reference to Appendix A of the Proxy Statement on Schedule 14A of Simon Property Group, Inc. filed on March 27, 2009).

4.2		Certificate of Powers, Designations, Preferences and Rights of the 8 3/8% Series J Cumulative Redeemable Preferred Stock, $0.0001 Par Value (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 20, 2004).

4.3		Amended and Restated By-laws of Simon Property Group, Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on March 24, 2017).

4.4		Eighth Amended and Restated Limited Partnership Agreement of Simon Property Group, L.P., dated as of May 8, 2008 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on May 9, 2008).

4.5		Registration Rights Agreement, dated as of September 24, 1998, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 of the Current Report on Form 8-K filed by Simon Property Group, Inc. on October 9, 1998).

4.6		Registration Rights Agreement, dated as of August 27, 1999, by and among Simon Property Group, Inc. and the persons named therein (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed by Simon Property Group, Inc. on March 24, 2004 (Reg. No. 333-113884)).

Exhibit No.		Description of Exhibit
4.7		Registration Rights Agreement, dated as of November 14, 1997 by and between O'Connor Retail Partners, L.P. and Simon DeBartolo Group, Inc. (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-3 filed by Simon Property Group, Inc. on December 7, 2001 (Reg. No. 333-74722)).

4.8	*	Form of Designation for Preferred Stock.

4.9	*	Form of Preferred Stock Certificate.

4.10	*	Form of Warrant Agreement.

4.11	*	Form of Warrant Certificate.

4.12	*	Form of Deposit Agreement.

4.13		Indenture dated November 26, 1996, by and among Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee, and other persons (incorporated by reference to the form of this document filed as Exhibit 4.1 to the Registration Statement on Form S-3 filed by Simon Property Group, L.P. on October 21, 1996 (Reg. No. 333-11491)).

5.1		Opinion of Sidley Austin LLP.

8.1		Tax Opinion of Sidley Austin LLP regarding REIT qualification.

12.1		Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends for Simon Property Group, Inc. (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for 2017 filed on February 23, 2018).

12.2		Computation of Ratio of Earnings to Fixed Charges for Simon Property Group, L.P. (incorporated by reference to Exhibit 12.2 to the Annual Report on Form 10-K for 2017 filed on February 23, 2018).

23.1		Consent of Ernst & Young LLP.

23.2		Consent of Sidley Austin LLP (contained in their opinions filed as Exhibits 5.1 and 8.1).

24		Power of Attorney (included on the Signature Page).

25		Statement of Eligibility of Trustee on Form T-1.

*
To be filed by amendment with a prospectus supplement or incorporated by reference from a Current Report on Form 8-K.

Item 17.    Undertakings.

(a)
Each undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by such Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of each Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    Such undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)
Each undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on February 23, 2018.

SIMON PROPERTY GROUP, INC.
By:	/s/ DAVID SIMON David Simon, Chairman of the Board of Directors and Chief Executive Officer
SIMON PROPERTY GROUP, L.P.
By:	Simon Property Group, Inc., General Partner
By:	/s/ DAVID SIMON David Simon, Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes David Simon, Andrew Juster and Steven E. Fivel, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrants deem appropriate.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on February 23, 2018.

Signature	Title

/s/ DAVID SIMON David Simon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ HERBERT SIMON Herbert Simon	Chairman Emeritus and Director
/s/ RICHARD S. SOKOLOV Richard S. Sokolov	President, Chief Operating Officer and Director

Signature	Title

/s/ GLYN F. AEPPEL Glyn F. Aeppel	Director
/s/ LARRY C. GLASSCOCK Larry C. Glasscock	Director
/s/ KAREN N. HORN Karen N. Horn	Director
/s/ ALLAN HUBBARD Allan Hubbard	Director
/s/ REUBEN S. LEIBOWITZ Reuben S. Leibowitz	Director
/s/ GARY M. RODKIN Gary M. Rodkin	Director
/s/ STEFAN M. SELIG Stefan M. Selig	Director
/s/ DANIEL C. SMITH Daniel C. Smith	Director
/s/ J. ALBERT SMITH, JR. J. Albert Smith, Jr.	Director
/s/ MARTA R. STEWART Marta R. Stewart	Director
/s/ ANDREW JUSTER Andrew Juster	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ STEVEN K. BROADWATER Steven K. Broadwater	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)